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                                                                   Exhibit 10.18

                         FINANCIAL CONSULTING AGREEMENT

         This Agreement is made and entered into as of the __ day of _____ 1997, between Mike's Original, Inc., a Delaware corporation (the "Company") and Millennium Securities Corp., a New York corporation (the "Consultant").

         In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Duties of Consultant. During the term of this Agreement, the Consultant will provide the Company with such consulting service, as the Company and it, in its professional judgment and experience, shall determine, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which it is engaged generally. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Consultant's reasonable discretion.

         The Consultant's duties may include, but will not necessarily be limited to business and financing advice concerning mergers, acquisitions, joint venture transactions and other corporate combinations, as well as performing such other services as the Company shall require, which efforts are generally related to rendering business, financial and management advice to the Company.

         2. No Limitation to Consultant's Outside Activities. The Company acknowledges that the Consultant and/or its affiliates are in the business of providing service and consulting advice (of



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all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advice to others.

         3. Indemnification. The Consultant shall not be subject to liability to the Company or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or connected with the rendering or providing advice hereunder other than for its gross negligence or wilful misconduct.

            The Company agrees to defend, indemnify and hold harmless the Consultant from and against any and all costs, expenses and liability (including attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement other than any such liabilities resulting from the Consultant's gross negligence or wilful misconduct.

         4. Expenses. The Company shall reimburse the Consultant, within five
(5) business days of its request, for any and all reasonable out-of-pocket expenses incurred by it, including hotel, food and associated expenses, all charges for travel, long-distance telephone calls and other expenses spent on the Company's behalf. The Company's prior written consent shall be required for expenses in excess of $300.00.

         5. Consideration. In consideration for the services to be rendered to the Company by the Consultant, the Company shall pay the Consultant an annual sum of Ten Thousand Dollars ($10,000.00) for the four (4) year term of the Financial Consulting Agreement, which aggregate amount of Forty Thousand Dollars ($40,000.00) shall be paid at closing of the Company's


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registration statement filed with the Securities and Exchange Commission on Form
SB-2, File No. 333-21575.

         6. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

         7. Miscellaneous.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at Mike's Original, Inc., Jericho, New York 11753, or if to Millennium Securities Corp., to it at 110 E. 59th Street, 6th Floor, New York, New York 10022, or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date mailed.

         (b) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings (written or oral) related to the subject matter hereof.

         (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

         (d) This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereunder.


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         (e) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.
                                                MIKE'S ORIGINAL, INC.

                                                By:
                                                    --------------------------
                                                Michael Rosen, President




                                                MILLENNIUM SECURITIES CORP.


                                                By:
                                                    --------------------------
                                                   Name:
                                                   Title:



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